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                                  Exhibit 21

                              GREATER BAY BANCORP
                          ANNUAL REPORT ON FORM 10-K

                        SUBISDIARIES OF THE REGISTRANT

         Greater Bay Bancorp owns 100% of the outstanding voting securities of the following corporations, either directly or indirectly.

         Name                                   Jurisdiction of Incorporation
         ----                                   -----------------------------

Bank of Petaluma                                California
Bank of Santa Clara                             California
Bay Area Bank                                   California
Bay Bank of Commerce                            California
BSC Development Corporation                     California
Coast Commercial Bank                           California
Cupertino National Bank                         United States
Golden Gate Bank                                California
Matsco Lease Finance, Inc. II                   Delaware
Matsco Lease Finance, Inc. III                  Delaware
Mid-Peninsula Bank                              California
Mt. Diablo National Bank                        United States
Peninsula Bank of Commerce                      California
Pacific Business Funding Corporation            California
Peninsula Real Estate Corporation               California
GBB Capital I                                   Delaware
GBB Capital II                                  Delaware
GBB Capital III                                 Delaware
GBB Capital IV                                  Delaware